Exhibit 99.1

Ventas Reports 2019 First Quarter Results

CHICAGO--(BUSINESS WIRE)--April 26, 2019--Ventas, Inc. (NYSE: VTR) today announced its results for the first quarter ended March 31, 2019.

“Ventas delivered a strong start to 2019, consistent with our expectations. We achieved solid property-level growth from our high quality real estate, with our expanding university-based Research & Innovation portfolio going from strength to strength as we invest in this dynamic business. And with excellent capital markets execution, we further enhanced our robust balance sheet,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Our collaborative, skilled and cohesive team is intently focused on executing on our 2019 strategy and our pivot to growth,” Cafaro added.

First Quarter 2019 Company Performance

  Net income attributable to common stockholders per diluted share for first quarter 2019 was $0.35 compared to $0.22 in the same period in 2018. The year-over-year improvement from 2018 was due principally to lower transactions costs in the current period, and improved results from unconsolidated entities in 2019 due to a non-cash impairment charge to a joint venture, subsequently sold, containing primarily skilled nursing facilities in the first quarter of 2018.
  Reported FFO per share, as defined by the National Association of Real Estate Investment Trusts (“Nareit FFO”) was $0.98 compared to $0.96 in the same period in 2018. The change from 2018 results was largely due to lower transactions costs in the current period.
  Normalized Funds From Operations (“FFO”) per share for first quarter 2019 was $0.99 compared to $1.05 in 2018. The change from 2018 was principally due to the dilutive impact of using the proceeds derived from 2018 loan repayments and asset dispositions to reduce debt and invest in development and redevelopment projects.

First Quarter 2019 Portfolio Performance

  For the first quarter 2019, the Company’s quarterly same-store total property portfolio (1,139 assets) cash net operating income (“NOI”) grew 1.1 percent compared to the same period in 2018. Same-store cash NOI performance by segment for the first quarter 2019 is as follows:

Same-Store Cash NOI
Q1 2019
Reported Growth

Triple-Net (“NNN”)	2.2%
Seniors Housing Operating Portfolio (“SHOP”)	(2.2%)
Office	3.8%
Total Company	1.1%

  First quarter year-over-year changes in the Company’s same-store property results, which were in line with our expectations, were driven by:
    NNN portfolio: Growth was due to in-place lease escalations and fees received in the quarter.
    SHOP portfolio: The same-store SHOP communities benefitted from strong January rent increases from in place residents, offset by the anticipated impact of continued elevated new community openings in select markets, which affected rate and occupancy. The year-over-year occupancy change in the first quarter was (20) basis points and absorption in the quarter was robust.
    Office portfolio: Growth was principally due to excellent performance in our university-based Research & Innovation (“R&I”) properties, driven by strong leasing trends and a first quarter termination fee paid by a vacating tenant replaced by Yale University.

First Quarter 2019 and Recent Highlights

  Expanding Research & Innovation in Cambridge Market: In April, Ventas completed a $128 million acquisition of 1030 Massachusetts Avenue, a Class A, LEED Gold, fee simple multi-tenant life science building located in Cambridge, MA. The asset is attractively located adjacent to Harvard University and Massachusetts Institute of Technology. The acquisition complements and enhances the Company’s existing university-based R&I portfolio. The Company expects additional rent growth at the asset, where market rents have increased over 10% per annum since 2015.
  Financial Strength Enhanced by Excellent Capital Markets Execution:
    Ventas’s financial strength improved further at quarter end, including a sequential improvement to 5.5x in its sector leading net debt to Adjusted Pro Forma EBITDA ratio, and an outstanding fixed charge coverage ratio of 4.5x.
    The Company currently has robust available liquidity from its cash on hand and existing credit facilities totaling $2.4 billion.
    During the first quarter:
      Ventas issued and sold under its “at the market” equity offering program a total of 1.6 million shares of common stock at an average gross issuance price of $64.15 per share, resulting in $100 million in gross proceeds, used to fund the Company’s acquisition of its Cambridge R&I asset.
      The Company opportunistically issued $400 million of 3.50% Senior Notes due 2024 and $300 million of 4.875% Senior Notes due 2049, proceeds of which were used to retire bonds due 2043 at 5.45% and repay revolving credit facility outstanding balances.
      Ventas established a $1 billion commercial paper (“CP”) program to cost effectively supplement the Company’s short term working capital capacity. Execution has been excellent with approximately $450 million of CP outstanding.
  Office Excellence: Ventas’s Office portfolio delivered exceptional performance and achievements year to date:
    Sutter Van Ness MOB Opens in Downtown San Francisco: Ventas’s trophy 239,000 square foot medical office building (“MOB”) development opened in the first quarter of 2019, is currently 83% leased, and is anchored by Sutter Health (Moody’s AA3). Ventas developed this LEED-certified, world-class outpatient facility in partnership with Pacific Medical Buildings (“PMB”).
    3675 Market Street in Philadelphia 92% Leased: Ventas signed a 15-year lease with Amicus Therapeutics for 76,000 square feet at this exciting new project developed with Wexford Science & Technology. Amicus, a publicly traded global biotechnology company with a multi-billion dollar market capitalization, selected 3675 Market Street due to its presence in the uCity Square Knowledge Community containing University of Pennsylvania’s world-class genetics research. In March, Drexel’s College of Computing and Informatics (“CCI”) took possession of 51,000 square feet. CCI will serve as a further catalyst for attracting private companies to this market. The property is now 92 percent leased after opening in the fall of 2018.
    Yale Increases Tenancy in R&I Portfolio: Pursuant to a new 25-year lease, Yale University is taking occupancy of 250,000 square feet at 100 College Street, expanding Ventas’s relationship with Yale, enhancing its tenant credit, extending the weighted average lease term for the building and demonstrating the attractiveness of the asset. Yale intends to use the space to support Yale’s STEM initiatives, including collaboration with the Yale School of Medicine. It is replacing Alexion Pharmaceuticals in the space, at the same rental rates and with no downtime.
    R&I Development Milestones Achieved:
      Ventas broke ground in February on the previously announced development at Arizona State University’s (“ASU”) Phoenix Biomedical Campus. This project is 50 percent pre-leased by ASU (Moody’s Aa2) for biomedical-focused academic and research and is expected to open in 2020.
      Point225, a 196,000 square foot building adjacent to Brown University in Providence, RI is 80 percent pre-leased by tenants including Brown and Johnson & Johnson, and is expected to open in the second half of 2019.
    R&I Portfolio Recognition: South Street Landing at Brown University continued to garner recognition, earning the 2019 TOBY award for the best historical building in 2019 by BOMA Middle Atlantic Region, and was named ENR New England’s Best Renovation/Restoration in 2018.
    MOB Redevelopment 100% Pre-Leased: The Company signed a 66,000 square foot lease with Ascension Hospital affiliate Bay Medical Sacred Heart to occupy 100% of the Ventas owned MOB to be re-built on the campus of Bay Medical Hospital, now wholly owned by Ascension. The MOB, which was damaged by Hurricane Michael in 2018, is expected to open in the second half of 2020. Cash rent will approximate $1.4 million per annum and costs to rebuild are expected to be $24 million, the majority of which has been reimbursed to Ventas.
  Triple Net Portfolio Progress and Update: Ventas continues to expect to grow its NNN same-store cash NOI in 2019 and execute on its previously announced initiatives. Highlights of its completed and anticipated activities with NNN tenants include the following:
    In 2018, Ventas and Brookdale entered into mutually beneficial agreements (the “Brookdale Agreements”). The companies are making excellent progress in implementing initiatives under the Brookdale Agreements:
      Ventas has agreed to fund $36 million in capital improvements for approved projects at Ventas assets to maintain or improve their competitive position in the market and improve the quality of the Ventas-Brookdale portfolio. As capital is advanced, the Company will earn incremental rent under the Brookdale-Ventas master lease of over 7 percent per annum.
      Ventas and Brookdale are marketing a portfolio of approximately 20 senior housing communities for sale. Upon sale of individual communities, if and when they occur, Brookdale will receive a 6.25% rent credit under the Brookdale-Ventas master lease on net proceeds retained by Ventas from the sale. Expected net proceeds on this pool of assets should exceed $120 million.
    Ventas entered into a five-year lease extension through 2026 with triple net tenant Genesis Healthcare, on identical rent and escalator terms to those in the pre-extended master lease plus a $1.6 million cash fee to Ventas received in the first quarter.
    With respect to the Company’s triple net lease portfolio, the Company has made significant progress and continues to estimate that it will incur approximately a ($10 million) net impact from a combination of lease modifications and asset transitions. This estimate is consistent with the Company’s previous guidance.

People & Culture Driving Continued Success

  Demonstrated Leadership Excellence and Commitment to Environmental, Social and Governance Principles:
    Ventas Chairman and CEO, Debra A. Cafaro, was named Chair of the Board of Directors of The Economic Club of Chicago, a 91-year old independent non-partisan organization that fosters connections among Chicago’s leaders and sparks dialogue on important economic and social issues. Cafaro was separately inducted into the ASHA (American Seniors Housing Association) Senior Living Hall of Fame.
    Ventas was announced as a top 10 constituent in two new green REIT indices, the S&P Dow Jones Green REIT Index and the FTSE EPRA Nareit Green Index.
    Ventas was featured in The Sustainability Yearbook 2019, a showcase of the world’s best performing companies among industry peers. The yearbook identifies companies strongly positioned to create long-term shareholder value.
    Ventas ranked in the top five percent in the 2018 CDP Survey on environmental impact of nearly 7,000 participating companies.

First Quarter Dividend

The Company paid its first quarter 2019 dividend of $0.7925 per share on April 12, 2019 to stockholders of record on April 1, 2019.

2019 Guidance Confirmed

Ventas reconfirms its previously stated expectations for 2019 per share net income attributable to common stockholders, Nareit FFO and normalized FFO, and same-store cash NOI growth, all as follows:

	FY 2019 Guidance
	Per Share
	Low		High

Net Income Attributable to Common Stockholders	$1.23	-	$1.38
Nareit FFO	$3.70	-	$3.82
Normalized FFO	$3.75	-	$3.85

	FY 2019 Projected
	Same-Store Cash NOI Growth
	Low		High

NNN	0.5%	-	1.5%
SHOP	(3%)	-	0%
Office	1.5%	-	2.5%
Total Company	0%		1%

Assumptions included within Ventas’s 2019 normalized FFO per share guidance are largely consistent with the Company’s previously disclosed guidance, including NNN lease activity described above and $500 million of mid-year 2019 disposition transactions and receipt of loan repayments in 2019, with proceeds being used to fund approximately $500 million in development and redevelopment projects, focused on accelerating the Company’s exciting university-based R&I development pipeline. These capital recycling activities have near-term impacts on FFO growth in 2019, but will deliver high-quality and accretive long-term cash flow growth. Guidance also includes $0.02 per share in incremental leasing costs from changes in lease accounting standards principally reflected in G&A expenses.

The Company’s 2019 outlook now assumes 362 million weighted average fully-diluted shares. Ventas expects leverage, as measured by net debt to Adjusted Pro Forma EBITDA, to remain stable year-over-year in 2019. Consistent with the Company's prior statements, the Company’s guidance does not contemplate any modification of its lease with Holiday Retirement. No material unannounced investments or capital activity is included in guidance.

A reconciliation of the Company’s 2019 guidance to the Company’s projected GAAP measures is included in this press release. The Company’s 2019 guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

First Quarter 2019 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers), and the participant passcode is “Ventas.” The call will also be webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 7352119, beginning on April 26, 2019, at approximately 1:00 p.m. Eastern Time and will remain available for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2018 and for the year ending December 31, 2019; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (s) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (t) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (y) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (z) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (aa) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Assets
Real estate investments:
Land and improvements	$2,116,086	$2,114,406	$2,115,870	$2,124,231	$2,135,662
Buildings and improvements	22,609,780	22,437,243	22,188,578	22,065,202	22,078,454
Construction in progress	335,773	422,334	395,072	408,313	380,064
Acquired lease intangibles	1,279,490	1,502,955	1,506,269	1,510,698	1,532,223
Operating lease assets	359,025	—	—	—	—
	26,700,154	26,476,938	26,205,789	26,108,444	26,126,403
Accumulated depreciation and amortization	(6,570,557)	(6,383,281)	(6,185,155)	(5,972,774)	(5,789,422)
Net real estate property	20,129,597	20,093,657	20,020,634	20,135,670	20,336,981
Secured loans receivable and investments, net	496,344	495,869	527,851	526,553	1,212,519
Investments in unconsolidated real estate entities	48,162	48,378	48,478	101,490	102,544
Net real estate investments	20,674,103	20,637,904	20,596,963	20,763,713	21,652,044
Cash and cash equivalents	82,514	72,277	86,107	93,684	92,543
Escrow deposits and restricted cash	57,717	59,187	62,440	64,419	71,039
Goodwill	1,050,876	1,050,548	1,045,877	1,034,274	1,035,248
Assets held for sale	5,978	5,454	24,180	15,567	62,534
Other assets	796,909	759,185	782,386	727,477	580,102
Total assets	$22,668,097	$22,584,555	$22,597,953	$22,699,134	$23,493,510

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,690,176	$10,733,699	$10,478,455	$10,402,897	$11,039,812
Accrued interest	81,766	99,667	76,883	93,112	77,764
Operating lease liabilities	214,046	—	—	—	—
Accounts payable and other liabilities	1,063,707	1,086,030	1,134,898	1,133,902	1,134,570
Liabilities related to assets held for sale	947	205	14,790	896	60,023
Deferred income taxes	205,056	205,219	236,616	240,941	244,742
Total liabilities	12,255,698	12,124,820	11,941,642	11,871,748	12,556,911

Redeemable OP unitholder and noncontrolling interests	206,386	188,141	143,242	149,817	132,555

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 358,387; 356,572; 356,468; 356,412; and 356,317 shares issued at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively	89,579	89,125	89,100	89,085	89,062
Capital in excess of par value	13,160,550	13,076,528	13,081,324	13,068,399	13,080,220
Accumulated other comprehensive loss	(12,065)	(19,582)	(7,947)	(10,861)	(14,474)
Retained earnings (deficit)	(3,088,401)	(2,930,214)	(2,709,293)	(2,529,102)	(2,413,440)
Treasury stock, 0; 0; 6; 11; and 11 shares at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively	—	—	(345)	(573)	(553)
Total Ventas stockholders’ equity	10,149,663	10,215,857	10,452,839	10,616,948	10,740,815
Noncontrolling interests	56,350	55,737	60,230	60,621	63,229
Total equity	10,206,013	10,271,594	10,513,069	10,677,569	10,804,044
Total liabilities and equity	$22,668,097	$22,584,555	$22,597,953	$22,699,134	$23,493,510

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2019	2018
Revenues
Rental income:
Triple-net leased	$200,068	$190,641
Office	201,428	194,168
	401,496	384,809
Resident fees and services	521,447	514,753
Office building and other services revenue	2,518	3,328
Income from loans and investments	17,126	31,181
Interest and other income	287	9,634
Total revenues	942,874	943,705
Expenses
Interest	110,619	111,363
Depreciation and amortization	235,920	233,150
Property-level operating expenses:
Senior living	360,986	352,220
Office	62,085	60,693
Triple-net leased	7,433	—
	430,504	412,913
Office building services costs	633	115
General, administrative and professional fees	40,760	37,174
Loss on extinguishment of debt, net	405	10,977
Merger-related expenses and deal costs	2,180	17,336
Other	23	3,120
Total expenses	821,044	826,148
Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	121,830	117,557
Loss from unconsolidated entities	(946)	(40,739)
Gain on real estate dispositions	5,447	48
Income tax benefit	1,257	3,242
Income from continuing operations	127,588	80,108
Discontinued operations	—	(10)
Net income	127,588	80,098
Net income attributable to noncontrolling interests	1,803	1,395
Net income attributable to common stockholders	$125,785	$78,703
Earnings per common share
Basic:
Income from continuing operations	$0.36	$0.22
Net income attributable to common stockholders	0.35	0.22
Diluted:
Income from continuing operations	$0.35	$0.22
Net income attributable to common stockholders	0.35	0.22

Weighted average shares used in computing earnings per common share
Basic	356,853	356,112
Diluted	360,619	358,853

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Revenues
Rental income:
Triple-net leased	$200,068	$189,168	$190,117	$167,870	$190,641
Office	201,428	195,540	193,911	192,392	194,168
	401,496	384,708	384,028	360,262	384,809
Resident fees and services	521,447	517,175	518,560	518,989	514,753
Office building and other services revenue	2,518	2,511	3,288	4,289	3,328
Income from loans and investments	17,126	18,512	18,108	56,417	31,181
Interest and other income	287	357	12,554	2,347	9,634
Total revenues	942,874	923,263	936,538	942,304	943,705

Expenses
Interest	110,619	110,524	107,581	113,029	111,363
Depreciation and amortization	235,920	244,276	218,579	223,634	233,150
Property-level operating expenses:
Senior living	360,986	366,148	366,721	361,112	352,220
Office	62,085	61,017	61,668	60,301	60,693
Triple-net leased	7,433	—	—	—	—
	430,504	427,165	428,389	421,413	412,913
Office building services costs	633	338	431	534	115
General, administrative and professional fees	40,760	38,475	39,677	36,656	37,174
Loss (gain) on extinguishment of debt, net	405	7,843	39,527	(93)	10,977
Merger-related expenses and deal costs	2,180	4,259	4,458	4,494	17,336
Other	23	58,877	1,244	3,527	3,120
Total expenses	821,044	891,757	839,886	803,194	826,148

Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	121,830	31,506	96,652	139,110	117,557
Loss from unconsolidated entities	(946)	(7,208)	(716)	(6,371)	(40,739)
Gain on real estate dispositions	5,447	10,354	18	35,827	48
Income tax benefit	1,257	28,650	7,327	734	3,242
Income from continuing operations	127,588	63,302	103,281	169,300	80,108
Discontinued operations	—	—	—	—	(10)
Net income	127,588	63,302	103,281	169,300	80,098
Net income attributable to noncontrolling interests	1,803	1,029	1,309	2,781	1,395
Net income attributable to common stockholders	$125,785	$62,273	$101,972	$166,519	$78,703

Earnings per common share
Basic:
Income from continuing operations	$0.36	$0.18	$0.29	$0.48	$0.22
Net income attributable to common stockholders	0.35	0.17	0.29	0.47	0.22
Diluted:
Income from continuing operations	$0.35	$0.18	$0.29	$0.47	$0.22
Net income attributable to common stockholders	0.35	0.17	0.28	0.46	0.22

Weighted average shares used in computing earnings per common share
Basic	356,853	356,389	356,318	356,228	356,112
Diluted	360,619	359,989	359,355	359,000	358,853

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$127,588	$80,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	235,920	233,150
Amortization of deferred revenue and lease intangibles, net	(2,846)	(3,865)
Other non-cash amortization	6,131	3,777
Stock-based compensation	8,405	7,124
Straight-lining of rental income	(8,489)	(3,622)
Loss on extinguishment of debt, net	405	10,977
Gain on real estate dispositions	(5,447)	(48)
Loss on real estate loan investments	—	9
Income tax benefit	(1,715)	(3,675)
Loss from unconsolidated entities	946	40,739
Distributions from unconsolidated entities	1,200	1,389
Other	2,283	(90)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(13,704)	5,263
Decrease in accrued interest	(18,047)	(16,524)
Increase (decrease) in accounts payable and other liabilities	3,490	(46,683)
Net cash provided by operating activities	336,120	308,019
Cash flows from investing activities:
Net investment in real estate property	(13,097)	(11,450)
Investment in loans receivable	(4,257)	(4,381)
Proceeds from real estate disposals	17,551	175,370
Proceeds from loans receivable	1,275	143,094
Development project expenditures	(49,652)	(73,889)
Capital expenditures	(21,955)	(20,617)
Investment in unconsolidated entities	(687)	(39,101)
Insurance proceeds for property damage claims	2,998	1,527
Net cash (used in) provided by investing activities	(67,824)	170,553
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(700,775)	273,843
Net change in borrowings under commercial paper program	194,498	—
Proceeds from debt	706,591	738,519
Repayment of debt	(262,570)	(1,217,118)
Payment of deferred financing costs	(6,837)	(6,318)
Issuance of common stock, net	98,378	—
Cash distribution to common stockholders	(282,874)	(281,635)
Cash distribution to redeemable OP unitholders	(2,216)	(1,858)
Cash issued for redemption of OP Units	—	(655)
Contributions from noncontrolling interests	1,223	—
Distributions to noncontrolling interests	(2,623)	(3,339)
Other	(2,558)	(4,687)
Net cash used in financing activities	(259,763)	(503,248)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,533	(24,676)
Effect of foreign currency translation	234	5
Cash, cash equivalents and restricted cash at beginning of period	131,464	188,253
Cash, cash equivalents and restricted cash at end of period	$140,231	$163,582

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$—	$28,910
Other assets	—	4,112
Other liabilities	—	15,938
Equity issued for redemption of OP Units	—	266

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Cash flows from operating activities:
Net income	$127,588	$63,302	$103,281	$169,300	$80,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	235,920	244,276	218,579	223,634	233,150
Amortization of deferred revenue and lease intangibles, net	(2,846)	(4,659)	(2,164)	(19,972)	(3,865)
Other non-cash amortization	6,131	5,359	4,877	4,873	3,777
Stock-based compensation	8,405	9,202	6,488	7,149	7,124
Straight-lining of rental income	(8,489)	(6,587)	(8,102)	31,707	(3,622)
Loss (gain) on extinguishment of debt, net	405	7,843	39,527	(93)	10,977
Gain on real estate dispositions	(5,447)	(10,354)	(18)	(35,827)	(48)
(Gain) loss on real estate loan investments	—	—	—	(13,211)	9
Income tax benefit	(1,715)	(29,562)	(8,147)	(1,642)	(3,675)
Loss from unconsolidated entities	946	7,208	716	6,371	40,739
Distributions from unconsolidated entities	1,200	200	100	1,245	1,389
Real estate impairments related to natural disasters	—	52,510	—	—	—
Other	2,283	3,330	(734)	1,214	(90)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(13,704)	11,681	(47,655)	7,513	5,263
(Decrease) increase in accrued interest	(18,047)	22,500	(16,004)	15,020	(16,524)
Increase (decrease) in accounts payable and other liabilities	3,490	(12,404)	16,542	5,036	(46,683)
Net cash provided by operating activities	336,120	363,845	307,286	402,317	308,019
Cash flows from investing activities:
Net investment in real estate property	(13,097)	(230,107)	(23,543)	(807)	(11,450)
Investment in loans receivable	(4,257)	(17,445)	(535)	(207,173)	(4,381)
Proceeds from real estate disposals	17,551	22,549	19,000	136,873	175,370
Proceeds from loans receivable	1,275	45,227	216	723,003	143,094
Development project expenditures	(49,652)	(100,528)	(74,666)	(81,793)	(73,889)
Capital expenditures	(21,955)	(58,833)	(30,996)	(21,412)	(20,617)
Distributions from unconsolidated entities	—	25	50,638	6,792	—
Investment in unconsolidated entities	(687)	(1,901)	(5,073)	(932)	(39,101)
Insurance proceeds for property damage claims	2,998	564	3,998	802	1,527
Net cash (used in) provided by investing activities	(67,824)	(340,449)	(60,961)	555,353	170,553
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(700,775)	280,171	239,018	(471,569)	273,843
Net change in borrowings under commercial paper program	194,498	—	—	—	—
Proceeds from debt	706,591	137,053	1,662,104	11,797	738,519
Repayment of debt	(262,570)	(171,475)	(1,862,217)	(214,769)	(1,217,118)
Purchase of noncontrolling interests	—	(2,295)	—	(2,429)	—
Payment of deferred financing costs	(6,837)	(4,029)	(10,235)	(30)	(6,318)
Issuance of common stock, net	98,378	—	—	—	—
Cash distribution to common stockholders	(282,874)	(281,895)	(281,853)	(281,760)	(281,635)
Cash distribution to redeemable OP unitholders	(2,216)	(1,865)	(1,850)	(1,886)	(1,858)
Cash issued for redemption of OP Units	—	—	(395)	(320)	(655)
Contributions from noncontrolling interests	1,223	1,383	500	—	—
Distributions to noncontrolling interests	(2,623)	(1,606)	(2,160)	(4,469)	(3,339)
Other	(2,558)	4,441	1,259	2,692	(4,687)
Net cash used in financing activities	(259,763)	(40,117)	(255,829)	(962,743)	(503,248)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,533	(16,721)	(9,504)	(5,073)	(24,676)
Effect of foreign currency translation	234	(362)	(52)	(406)	5
Cash, cash equivalents and restricted cash at beginning of period	131,464	148,547	158,103	163,582	188,253
Cash, cash equivalents and restricted cash at end of period	$140,231	$131,464	$148,547	$158,103	$163,582

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$—	$65,174	$190	$6	$28,910
Other assets	—	1,286	—	—	4,112
Debt	—	30,508	—	—	—
Other liabilities	—	1,952	190	6	15,938
Deferred income tax liability	—	922	—	—	—
Noncontrolling interests	—	2,591	—	—	—
Equity issued	—	30,487	—	—	—
Equity issued for redemption of OP Units	—	641	—	—	266

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

							YOY
	2018					2019	Growth
	Q1	Q2	Q3	Q4	FY	Q1	'18-'19
Net income attributable to common stockholders	$78,703	$166,519	$101,972	$62,273	$409,467	$125,785	60%
Net income attributable to common stockholders per share	$0.22	$0.46	$0.28	$0.17	$1.14	$0.35	59%
Adjustments:
Depreciation and amortization on real estate assets	231,495	222,092	217,116	242,834	913,537	234,471
Depreciation on real estate assets related to noncontrolling interests	(1,811)	(1,776)	(1,718)	(1,621)	(6,926)	(1,834)
Depreciation on real estate assets related to unconsolidated entities	1,030	302	723	(78)	1,977	165
Impairment on equity method investment	35,708	—	—	—	35,708	—
Gain on real estate dispositions	(48)	(35,827)	(18)	(10,354)	(46,247)	(5,447)
Gain on real estate dispositions related to noncontrolling interests	—	1,508	—	—	1,508	354
Gain on real estate dispositions related to unconsolidated entities	—	—	(875)	—	(875)	(799)
Subtotal: FFO add-backs	266,374	186,299	215,228	230,781	898,682	226,910
Subtotal: FFO add-backs per share	$0.74	$0.52	$0.60	$0.64	$2.50	$0.63
FFO (NAREIT) attributable to common stockholders	$345,077	$352,818	$317,200	$293,054	$1,308,149	$352,695	2%
FFO (NAREIT) attributable to common stockholders per share	$0.96	$0.98	$0.88	$0.81	$3.64	$0.98	2%

Adjustments:
Change in fair value of financial instruments	(91)	45	42	(14)	(18)	(38)
Non-cash income tax benefit	(3,675)	(1,642)	(8,166)	(4,944)	(18,427)	(1,714)
Impact of tax reform	—	—	—	(24,618)	(24,618)	—
Loss on extinguishment of debt, net	10,987	4,707	39,489	7,890	63,073	405
Loss (gain) on non-real estate dispositions related to unconsolidated entities	4	—	(16)	10	(2)	—
Merger-related expenses, deal costs and re-audit costs	19,245	7,540	4,985	6,375	38,145	2,829
Amortization of other intangibles	328	190	121	120	759	121
Other items related to unconsolidated entities	2,847	878	632	678	5,035	1,038
Non-cash charges related to lease terminations	—	21,299	—	—	21,299	—
Non-cash impact of changes to equity plan	1,581	1,292	448	1,509	4,830	2,334
Natural disaster expenses (recoveries), net	(383)	79	93	64,041	63,830	(1,539)
Subtotal: normalized FFO add-backs	30,843	34,388	37,628	51,047	153,906	3,436
Subtotal: normalized FFO add-backs per share	$0.09	$0.10	$0.10	$0.14	$0.43	$0.01
Normalized FFO attributable to common stockholders	$375,920	$387,206	$354,828	$344,101	$1,462,055	$356,131	(5%)
Normalized FFO attributable to common stockholders per share	$1.05	$1.08	$0.99	$0.96	$4.07	$0.99	(6%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(3,865)	(2,992)	(2,164)	(4,659)	(13,680)	(2,846)
Other non-cash amortization, including fair market value of debt	3,777	4,873	4,877	5,359	18,886	6,131
Stock-based compensation	5,543	5,857	6,040	7,693	25,133	6,071
Straight-lining of rental income	(3,622)	(6,572)	(8,102)	(6,587)	(24,883)	(8,489)
Subtotal: non-cash items included in normalized FFO	1,833	1,166	651	1,806	5,456	867
Capital expenditures	(22,233)	(23,584)	(33,576)	(60,667)	(140,060)	(24,015)
Normalized FAD attributable to common stockholders	$355,520	$364,788	$321,903	$285,240	$1,327,451	$332,983	(6%)
Merger-related expenses, deal costs and re-audit costs	(19,245)	(7,540)	(4,985)	(6,375)	(38,145)	(2,829)
Other items related to unconsolidated entities	(2,847)	(878)	(632)	(678)	(5,035)	(1,038)
FAD attributable to common stockholders	$333,428	$356,370	$316,286	$278,187	$1,284,271	$329,116	(1%)
Weighted average diluted shares	358,853	359,000	359,355	359,989	359,301	360,619

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NET INCOME, FFO and FAD Attributable to Common Stockholders 2019 Guidance [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2019 - Guidance		FY2019 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$446	$498	$1.23	$1.38

Depreciation and Amortization Adjustments	905	935	2.50	2.58
Gain on Real Estate Dispositions	(10)	(50)	(0.03)	(0.14)
Other Adjustments [3]	(1)	(1)	(0.00)	(0.00)

FFO (NAREIT) Attributable to Common Stockholders	$1,340	$1,382	$3.70	$3.82

Merger-Related Expenses, Deal Costs and Re-Audit Costs	20	15	0.06	0.04
Natural Disaster Expenses (Recoveries), Net	(2)	(2)	(0.00)	(0.00)
Other Adjustments [3]	(1)	(2)	(0.00)	(0.00)

Normalized FFO Attributable to Common Stockholders	$1,357	$1,393	$3.75	$3.85
% Year-Over-Year Growth			(10%)	(7%)

Non-Cash Items Included in Normalized FFO	10	7
Capital Expenditures	(146)	(156)

Normalized FAD Attributable to Common Stockholders	$1,221	$1,244

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(20)	(15)
Other Adjustments [3]	(3)	(1)

FAD Attributable to Common Stockholders	$1,198	$1,228

Weighted Average Diluted Shares (in millions)	362	362
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]

Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Totals may not add due to minor corporate-level adjustments.

[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended March 31, 2019, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

For the Three Months Ended March 31, 2019:

Net income attributable to common stockholders	$125,785
Adjustments:
Interest	110,619
Loss on extinguishment of debt, net	405
Taxes (including tax amounts in general, administrative and professional fees)	114
Depreciation and amortization	235,920
Non-cash stock-based compensation expense	8,405
Merger-related expenses, deal costs and re-audit costs	2,191
Net income attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(2,874)
Loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	7,758
Gain on real estate dispositions	(5,447)
Unrealized foreign currency gains	(427)
Change in fair value of financial instruments	(53)
Natural disaster expenses (recoveries), net	(1,649)
Adjusted EBITDA	$480,747
Pro forma adjustments for current period activity	(1,915)
Adjusted Pro Forma EBITDA	$478,832

Adjusted Pro Forma EBITDA annualized	$1,915,328

As of March 31, 2019:

Total debt	$10,690,176
Cash	(82,514)
Restricted cash pertaining to debt	(30,440)
Consolidated joint venture partners’ share of debt	(101,348)
Ventas share of debt from unconsolidated entities	42,502
Net debt	$10,518,377

Net debt to Adjusted Pro Forma EBITDA	5.5	x

1 Totals may not add due to rounding.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model (i.e. lease or management contract) for the full period in both comparison periods; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company's judgment such inclusion provides a more meaningful presentation of its portfolio performance. Same-store excludes assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period, and for office operations, those properties that incur major property-level expenditures to maximize value, increase NOI, maintain a market-competitive position and/or achieve property stabilization. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
For the Three Months Ended March 31, 2019:
Net income attributable to common stockholders					$125,785
Adjustments:
Interest and other income					(287)
Interest					110,619
Depreciation and amortization					235,920
General, administrative and professional fees					40,760
Loss on extinguishment of debt, net					405
Merger-related expenses and deal costs					2,180
Other					23
Loss from unconsolidated entities					946
Gain on real estate dispositions					(5,447)
Income tax benefit					(1,257)
Net income attributable to noncontrolling interests					1,803
Reported segment NOI	$192,635	$160,461	$140,485	$17,869	$511,450
Adjustments:
Modification fee	100	—	(462)	—	(362)
NOI not included in same-store	(2,404)	(2,776)	(10,221)	—	(15,401)
Straight-lining of rental income	(3,581)	—	(4,908)	—	(8,489)
Non-cash rental income	(1,020)	—	(1,786)	—	(2,806)
Non-segment NOI	—	—	—	(17,869)	(17,869)
Same-store cash NOI (constant currency)	$185,730	$157,685	$123,108	$—	$466,523
YOY growth ‘18 - ‘19	2.2%	(2.2%)	3.8%		1.1%
For the Three Months Ended March 31, 2018:
Net income attributable to common stockholders					$78,703
Adjustments:
Interest and other income					(9,634)
Interest					111,363
Depreciation and amortization					233,150
General, administrative and professional fees					37,174
Loss on extinguishment of debt, net					10,977
Merger-related expenses and deal costs					17,336
Other					3,120
Loss from unconsolidated entities					40,739
Gain on real estate dispositions					(48)
Income tax benefit					(3,242)
Discontinued operations					10
Net income attributable to noncontrolling interests					1,395
Reported segment NOI	$191,783	$162,533	$134,994	$31,733	$521,043
Adjustments:
Modification fee	—	—	431	—	431
Normalizing adjustment for technology costs[1]	—	365	—	—	365
Pro forma adjustment for partial prior year period	—	2,604	—	—	2,604
NOI not included in same-store	(7,709)	(3,331)	(12,153)	—	(23,193)
Straight-lining of rental income	723	—	(4,345)	—	(3,622)
Non-cash rental income	(2,741)	—	(295)	—	(3,036)
Non-segment NOI	—	—	—	(31,733)	(31,733)
NOI impact from change in FX	(405)	(874)	—	—	(1,279)
Same-store cash NOI (constant currency)	$181,651	$161,297	$118,632	$—	$461,580

1 Represents costs expensed by one operator related to implementation of new software.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance (1,2)
(Dollars in millions)

	FY2019 - Guidance
	Tentative / Preliminary and Subject to Change
	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
High End
Net Income Attributable to Common Stockholders					$498
Depreciation and Amortization[3]					948
Interest Expense, G&A, Other Income and Expenses[4]					579
Reported Segment NOI[5]	$758	$632	$570	$70	2,025
Non-Cash and Non-Same-Store Adjustments	(36)	(14)	(80)	(70)	(200)
Same-Store Cash NOI[5]	722	618	490	—	1,825
Percentage Increase	1.5%	0.0%	2.5%	NM	1.0%

Low End
Net Income Attributable to Common Stockholders					$446
Depreciation and Amortization[3]					917
Interest Expense, G&A, Other Income and Expenses[4]					630
Reported Segment NOI[5]	$749	$614	$565	$57	1,993
Non-Cash and Non-Same-Store Adjustments	(34)	(14)	(80)	(57)	(186)
Same-Store Cash NOI[5]	715	600	485	—	1,807
Percentage Increase	0.5%	(3.0%)	1.5%	NM	0.0%

Prior Year
Net Income Attributable to Common Stockholders					$409
Depreciation and Amortization[3]					920
Interest Expense, G&A, Other Income and Expenses[4]					701
Reported Segment NOI	$740	$623	$539	$128	2,030
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(28)	(4)	(61)	(128)	(221)
NOI Impact from Change in FX	(1)	(2)	—	—	(3)
Same-Store Cash NOI	711	618	478	—	1,807

	2019
GBP (£) to USD ($)	1.30
USD ($) to CAD (C$)	1.34
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.
[4]	Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.
[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

CONTACT:
Juan Sanabria
(877) 4-VENTAS